EXHIBIT 10.13

FIRST AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT,
BORROWING BASE REDETERMINATION AND LIMITED WAIVER

THIS FIRST AMENDMENT OF AMENDED AND RESTATED CREDIT AGREEMENT, BORROWING BASE REDETERMINATION AND LIMITED WAIVER (this “Amendment”), dated as of July 23, 2009, is by and among SEFTON RESOURCES, INC., a British Virgin Islands corporation (“Parent”), TEG OIL & GAS U.S.A., INC., a Colorado corporation (“TEGOG”), TEG MIDCONTINENT, INC., a Colorado corporation (“TEGMC”), and BANK OF THE WEST, a California corporation (“BOTW”). Parent, TEGOG and TEGMC are herein collectively referred to as “Borrowers.”

RECITALS

A.           Borrowers and BOTW entered into an Amended and Restated Credit Agreement dated as of October 21, 2008 (the “Credit Agreement”). Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

B.           Borrowers and BOTW desire that this Amendment be executed and delivered in order to amend certain terms and provisions of the Credit Agreement, to evidence a Borrowing Base redetermination and to provide for a limited waiver of a covenant.

AGREEMENT

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Credit Agreement.  The Credit Agreement shall be, and hereby is, amended as follows, effective as of the date hereof:

(a)           The following new definitions shall be inserted in proper alphabetical order in Section 1.1 of the Credit Agreement:

“Alternate Base Rate” means, for any day, the rate per annum equal to the greatest of the following: (a) the Federal Funds Rate for such day, plus one-half of one percentage point, (b) the Prime Rate for such day, and (c) LIBOR (Adjusted) for a one-month LIBOR Interest Period beginning on such day (or, if such day is not a Business Day for the purpose of LIBOR Tranches, the immediately preceding day that is a Business Day for the purpose of LIBOR Tranches) plus one percentage point; provided that, for the avoidance of doubt and for the purposes of this definition, the LIBOR Rate (Adjusted) for any day shall be based upon the rate appearing on the Reuters BBA LIBOR Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m., London time, on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the LIBOR Rate (Adjusted) shall be effective automatically and without notice to Borrowers on the effective date of such change in the Prime Rate, the Federal Funds Rate or the LIBOR Rate (Adjusted), respectively.

“Alternate Base Rate Portion” means, at any time, the portion of the Loan outstanding at that time bearing interest based upon the Alternate Base Rate.

“Alternate Base Rate Spread” means 2.25 percentage points per annum.

“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of one percent) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, New York or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of one percent) of the quotations for such day for such transactions received by BOTW from three Federal funds brokers of recognized standing selected by it.

(b)           The following shall be substituted for the definition of “Interest Coverage Ratio” in Section 1.1 on page 5 of the Credit Agreement:

“Interest Coverage Ratio” means, at any time, as to any Person, the ratio of: (a) such Person’s EBITDAX for the then most recently completed four consecutive Fiscal Quarters of such Person, determined on a Consolidated basis and in accordance with GAAP; to (b) the aggregate amount of such Person’s interest expenses for the then most recently completed four consecutive Fiscal Quarters of such Person, determined on a Consolidated basis and in accordance with GAAP.

(c)           In line 2 of the definition of “LIBOR Spread” in Section 1.1 on page 6 of the Credit Agreement, “3.25” shall be substituted for “2.25.”

(d)           In line 1 of the definition of “Maximum Loan Amount” in Section 1.1 on page 7 of the Credit Agreement, “$7,500,000” shall be substituted for “$6,000,000.”

(e)           In Section 1.1 on page 8 of the Credit Agreement, the definitions of “Prime Rate Portion” and “Prime Rate Spread” shall be deleted.

(f)           All references in the Credit Agreement to the “Prime Rate Portion” shall be changed to refer to the “Alternate Base Rate Portion.”  All references in the Credit Agreement to the “Prime Rate Spread” shall be changed to refer to the “Alternate Base Rate Spread.”

2.           Borrowing Base Redetermination.  The parties have agreed that the Borrowing Base shall be redetermined as of the date hereof and that the Borrowing Base is hereby set at $6,500,000, which redetermination shall be deemed to be the Borrowing Base redetermination originally scheduled for June 1, 2009; provided that if, upon BOTW’s review of Borrowers’ financial statements for any future Fiscal Quarter, commencing with Borrowers’ Fiscal Quarter ending June 30, 2009, BOTW determines that Borrowers are back in compliance with all of their financial covenants contained in the Credit Agreement, the Borrowing Base shall be automatically increased to $7,500,000 at that time.

3.           Limited Waiver.  BOTW hereby waives compliance by Borrowers, for all times on or before March 31, 2009, with the Interest Coverage Ratio covenant contained in Section 6.2(a)(2) of the Credit Agreement; provided that Borrowers hereby agree with and covenant to BOTW that Borrowers shall be in compliance with said Interest Coverage Ratio covenant as of June 30, 2009 and at all times thereafter as of which said covenant shall be measured; provided further that, in determining compliance with said covenant as of June 30, 2009 and thereafter, the Interest Coverage Ratio shall be calculated using the definition of “Interest Coverage Ratio,” as modified pursuant to this Amendment.

4.           Loan Documents.  All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment.

5.           Certification by Borrowers.  Borrowers hereby certify to BOTW that, as of the date of this Amendment, after giving effect to the provisions hereof: (a) all of Borrowers’ representations, and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrowers have performed and complied with all agreements and conditions required to be performed or complied with by Borrowers under the Credit Agreement and/or any Loan Document on or prior to this date, and (c) no Default or Event of Default has occurred under the Credit Agreement.

6.           Conditions Precedent.  The obligations of the parties under this Amendment are subject, at the option of BOTW, to the prior satisfaction of the condition that Borrowers shall have delivered to BOTW the following (all documents to be satisfactory in form and substance to BOTW and, if appropriate, duly executed and/or acknowledged on behalf of the parties other than BOTW):

(a)           This Amendment.

(b)           Any and all other Loan Documents required by BOTW, including without limitation such new Security Documents and amendments to existing Security Documents as may be required by BOTW.

(c)           A fee in the amount of $7,500, payable to BOTW pursuant to Section 3.4(e) of the Credit Agreement in connection with the increase in the Maximum Loan Amount being made pursuant to the terms hereof.

7.           Continuation of the Credit Agreement.  Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect.

8.           Expenses.  Borrowers shall pay all expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all fees and expenses of the attorney for BOTW and any and all filing and recording expenses.

9.           Miscellaneous.  This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

EXECUTED as of the date first above written.

SEFTON RESOURCES, INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chief Executive Officer

TEG OIL & GAS U.S.A., INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chairman

TEG MIDCONTINENT, INC.

By:	/s/ Jim Ellerton
Jim Ellerton,
Chairman

BANK OF THE WEST

By:	/s/ Duc Duong
Duc Duong,
Vice President